January 3, 2012

Re: Waiver of Registration Rights

Ladies and Gentlemen:

Reference is made to the Amended and Restated Rights Agreement (the "Agreement"), dated as of April 1, 2009 among Synageva BioPharma Corp., a Delaware corporation ("Synageva") and the investors named on Schedule 1.1 thereto, as amended through the date hereof.

Pursuant to Section 7.1 of the Agreement, you are hereby notified that on December 21, 2011. Synageva filed a shelf registration statement on Form S-3 (the "Registration Statement").

By signing below, you hereby waive the rights of holders of Registrable Shares under Section 7 of the Agreement including (but not limited to) (i) the right to receive timely notice of the filing of the Registration Statement and (ii) the right to include any Registrable Shares (as defined in the Agreement) in the Registration Statement. This waiver shall be effective once executed by holders of not less than 70% of the Registrable Shares (as defined in the Agreement). Notwithstanding the foregoing, Synageva undertakes to offer to all holders of Registrable Shares the right to participate in the sale of shares of Synageva common stock in any offering made under the Registration Statement after January 31, 2012 in accordance with the process described in the Agreement for Piggyback Registrations.

Very truly yours,

SYNAGEVA BIOPHARMA CORP.

By	/s/ Sanj K. Patel
Name: Sanj K. Patel
Title: President and Chief Executive Officer

Accepted and Agreed:

14159 L.P.
By:	14159 Capital, L.P., its general partner
By:	14159 Capital (GP), LLC, its general partner

By:	/s/ Felix Baker, Ph.D.
Name:	Felix Baker, Ph.D.
Title:	Managing Member

667, L.P.
By:	Baker Biotech Capital, L.P., its general partner
By:	Baker Biotech Capital (GP), LLC, its general partner

By:	/s/ Felix Baker, Ph.D.
Name	Felix Baker, Ph.D.
Title:	Managing Member

BAKER BROS. INVESTMENTS, L.P.
By:	Baker Bros. Capital, L.P., its general partner
By:	Baker Bros. Capital (GP), LLC, its general partner

By:	/s/ Felix Baker, Ph.D.
Name:	Felix Baker, Ph.D.
Title:	Managing Member

BAKER BROS. INVESTMENTS II, L.P.
By:	Baker Bros. Capital, L.P., its general partner
By:	Baker Bros. Capital (GP), LLC, its general partner

By:	/s/ Felix Baker, Ph.D.
Name:	Felix Baker, Ph.D.
Title:	Managing Member

BAKER BROTHERS LIFE SCIENCES, L.P.
By:	Baker Brothers Life Sciences Capital, L.P., its
general partner
By:	Baker Brothers Life Sciences Capital (GP), LLC, its
general partner

By:	Felix Baker, Ph.D.
Name:	Felix Baker, Ph.D.
Title:	Managing Member

BAKER/TISCH INVESTMENTS, L.P.
By:	Baker/Tisch Capital, L.P., its general partner
By:	Baker/Tisch Capital (GP), LLC, its general partner

By:	/s/ Felix Baker, Ph.D.
Name:	Felix Baker, Ph.D.
Title:	Managing Member

FBB ASSOCIATES

By:	/s/ Felix Baker, Ph.D.
Name:	Felix Baker, Ph.D.
Title:	General Partner

ANDREW H. TISCH

/s/ ANDREW H. TISCH

DANIEL R. TISCH

JAMES S. TISCH

THOMAS J. TISCH

/s/ THOMAS J. TISCH

NEW LEAF VENTURES II, L.P.
By:	New Leaf Venture Associates II, L.P., its general
partner
By:	New Leaf Venture Management II, L.L.C., its
general partner

By:	/s/ Craig L. Slutzkin
Name:	Craig L. Slutzkin
Title:	Chief Financial Officer